EXHIBIT 10.31

AMENDMENT LETTER 6

BANK OF SCOTLAND

funding of

$7,500,000

to

SIMCLAR, INC

Edinburgh

1st Floor New Uberior House 11 Earl Grey Street Edinburgh EH3 9BN For the attention of: Douglas Archibald

Simclar, Inc. (formerly known as Techdyne, Inc.) Commission File No. 0-14659 2230 West 77th Street Hialeah Florida 33016 United States of America	Telephone: 0131 659 1204 Fax: 0131 659 1144
25th March 2008

Dear Sirs

BANKING FACILITIES

We refer to the agreement between ourselves and Simclar Inc. as Borrower constituted by our offer of facilities dated 2 October 2001 and accepted by you on 9 October 2001 as amended by amendment letters dated 25 July 2002, 10 November 2003, 14 October 2004, 21 December 2005 and 26 January 2007 (the "Facility Letter") in terms of which we made available to you working capital facilities (the "Facilities") subject to the terms and conditions set out in the Facility Letter. We are writing to you to set out the terms on which the Facility Letter is to be amended.

1.	Definitions

Words and expressions used in this letter shall, except where the context otherwise requires, bear the same meaning as in the Facility Letter.

2.	Facilities

The parties agree and acknowledge that on the date referred to above the Facilities are a working capital facility with a limit of $7,500,000.

3.	Amendments

3.1.	Subject to the terms of clause 4 below, of the Facility Letter shall be amended as follows:-

(a)	in Clause 2.3.1 the date "28 January 2008" shall be deleted and replaced with "17 March 2009 ";

(b)
Clause 3 shall be amended by (i) the deletion of the words "If the Borrower chooses not to utilise the option specified in clause 3.1, it may drawdown by reference to the option specified in clause 3.2"; and (ii) the deletion of the text in clauses 3.1.1 to 3.1.8 inclusive and in each case its replacement with the word "Deleted.";

(c)	Clause 4.2 shall be amended by the deletion of "one point five per cent (1.5%)" and its replacement with "one point seven five per cent (1.75%)";

(d)	the definition of "BoS" included in the Schedule to the Facility Letter shall be deleted and replaced as follows:

""BoS" means Bank of Scotland plc (Company number SC327000) having its registered office at the Mound, Edinburgh, EH1 1YZ and its successors, assignees and transferees.";

(e)	the definition of "Default Rate" included in the Schedule to the Facility Letter shall be amended by the deletion of "one and a half per cent (1.5%)" and its replacement with "two per cent (2%)";

(f)	the definition of "Interest Payment Date" included in the Schedule to the Facility Letter shall be deleted; and

(g)
the definition of "Margin" included in the Schedule to the Facility Letter shall be amended by the deletion of "one and a half per cent (1.5%)" and its replacement with "one point seven five per cent (1.75%)".

3.2.
Except as herein expressly amended, the terms and conditions of the Facility Letter are hereby confirmed and any reference in the Facility Letter to "this letter" (or similar phrases) shall, unless the context otherwise requires, be read and construed as a reference to the Facility Letter as amended by this letter and all Security Documents shall continue to secure all sums due to BoS by the Borrower under the Facility Letter as hereby amended.

4.	Conditions Precedent

4.1.	Subject to Clause 4.2, Clause 3 shall not come into effect unless BoS has confirmed in writing to the Borrower that:-

(a)	BoS is satisfied that no Event of Default (as defined in the Agreement) has occurred and is continuing unwaived;

(b)	BoS has received a certificate in the form set out in the Schedule to this letter executed by the director of the Borrower; and

(c)	BoS has received from the Borrower an arrangement fee of $12,500 .

4.2.
If BoS does not confirm to the Borrower in terms of Clause 4.1 on or prior to 28 March 2008 (or such other date as may be agreed in writing by BoS from time to time) then this letter will lapse and the amendments to be made in terms hereof will be of no effect.

5.	Conditions Subsequent

5.1.	The Borrower shall procure that on or prior to 28 April 2008 the following documents shall be provided to BoS in a form and substance satisfactory to BoS:

(a)	a reaffirmation agreement by the Borrower, Simclar (Mexico) Inc. and Simclar de Mexico SA de CV (the "Reaffirmation Agreement");

(b)	a legal opinion by Porter Wright or such other reputable firm of US lawyers as may be acceptable to BoS, addressed to BoS in relation to the Reaffirmation Agreement; and

(c)	certified copies of good standing certificates in relation to each of the Borrower, Simclar (Mexico) Inc. and Simclar de Mexico SA de CV.

6.	Miscellaneous

6.1.	No failure or delay by BoS in exercising any right or remedy under any BoS Document shall operate as a waiver, and no single or partial exercise shall prevent further exercise, of any right or remedy.

6.2.
If at any time any provision of this letter is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability or such provision under the law of any other jurisdiction shall in any way be affected or impaired.

6.3.	The Schedule referred to in this letter shall form part of this letter.

6.4.	This letter is a BoS Document.

7.	Costs and Expenses

The Borrower will pay or reimburse to BoS (on a full indemnity basis) all reasonable legal, accountancy, valuation, due diligence and other fees, costs and expenses or tax charged to or incurred by BoS in connection with this letter (including the amendment, waiver, enforcement or preservation of the BoS rights) on demand. The Borrower authorises BoS to debit any operating account it has with BoS with the amount of any such fees, costs, expenses or tax which is payable from time to time.

8.	Law

This letter will be governed by and construed according to Scots law and the Borrower submits to the jurisdiction of the Scottish Courts.

Please indicate your acceptance of the terms of this letter by executing and returning the enclosed copy.

Yours faithfully

/s/ Douglas Archibald

for and on behalf of
BANK OF SCOTLAND PLC

Agreed and accepted for and on behalf of
SIMCLAR, INC. by

/s/ Samuel J. Russell	Director

/s/ John Ian Durie	Director

Date March 27, 2008

This is the Schedule referred to in the preceding amendment letter between BoS and Simclar, Inc. dated   March 2008

THE SCHEDULE

DIRECTOR'S CERTIFICATE

SIMCLAR, INC.

I, John Ian Durie, a Director of Simclar, Inc., a Florida corporation (the “Corporation”), pursuant to that certain Facility Letter, dated as of 2nd October 2001 (as may be amended, modified, extended or restated from time to time the “Facility Letter”; all capitalized terms which are used herein but not otherwise defined herein shall have the meanings respectively assigned to them under the Facility Letter), by and among Simclar, Inc. as Borrower and Bank of Scotland plc, do hereby certify the following:

1.
Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Corporation as filed with the Florida Secretary of State, together with all amendments thereto adopted through the date hereof.

2.	Attached hereto as Exhibit B is a true, correct; and complete copy of the Certificate of Good Standing of the Corporation dated ● from the Secretary of State of the State of Florida.

3.
Attached hereto as Exhibit C are true and complete copies of the resolutions adopted by the Board of Directors of the Corporation by written consent, which resolutions authorize and approve, among other things, the execution, delivery and performance of the Facility Letter, the amendment letter dated ● March 2008 amending the terms of the Facility Letter (the "Amendment Letter") and the other financing documents to which the Corporation is a party and all other instruments and documents to be executed and delivered on behalf of the Corporation pursuant to the Facility Letter, the Amendment Letter and such other financing documents, none of which resolutions have been amended, modified or revoked and all of which are in full force and effect on the date hereof.

4.
Attached hereto as Exhibit D is a true, correct and complete copy of the By-laws of the Corporation. Such By-laws have not been amended, modified, supplemented or rescinded and are in full force and effect on and as of the date hereof.

5.
The persons named below have been duly elected and have duly qualified as, and on this day are, officers of the Corporation and hold the offices set forth opposite their names below, and the signatures set forth opposite their names below are their genuine signatures:

Name	Title	Signature
John Ian Durie	Director	/s/ John Ian Durie

Samuel John Russell	Chief Executive Officer	/s/ Samuel John Russell

IN WITNESS WHEREOF, I have signed this Certificate this 25th day of March, 2008. SIMCLAR, INC.

By: /s/ John Ian Durie

Name: John Ian Durie

Title: Director

I, Samuel John Russell, the Chief Executive Officer of the Corporation, do hereby certify that John Ian Durie has been duly elected and has duly qualified as, and on this day is, a Director of the Corporation and the signature above is his genuine signature.

IN WITNESS WHEREOF, I have signed this Certificate this 25th day of March, 2008.

SIMCLAR, INC.

By: /s/ Samuel John Russell

Name: Samuel John Russell